Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 44,725,488 shares of Health Enhancement Products, Inc. common stock of our report dated April 12, 2006 on the consolidated financial statements of Health Enhancement Products, Inc. and Subsidiary for the year ended December 31, 2005.

/s/ Wolinetz, Lafazan & Company, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York

September 26, 2006